KEYCORP REPORTS THIRD QUARTER 2024 NET LOSS OF $(447) MILLION,
OR $(.47) PER DILUTED COMMON SHARE, AND ADJUSTED NET INCOME OF $290 MILLION, OR $.30 PER DILUTED COMMON SHARE(a)

Received initial $821 million tranche of strategic minority investment from Scotiabank; Common Equity Tier 1 ratio of 10.8% and Tangible Common Equity ratio of 6.2%(b)

Net interest income up 7% quarter-over-quarter, with average deposits up 2.5%; Client deposits were up 4% year-over-year

Continued strong fee momentum across investment banking, commercial mortgage servicing, commercial payments, and wealth management

Nonperforming assets and provision for credit losses were stable to improved quarter-over-quarter

    CLEVELAND, October 17, 2024 - KeyCorp (NYSE: KEY) today announced net loss from continuing operations attributable to Key common shareholders of $(447) million, or $(.47) per diluted common share, or adjusted net income of $290 million or $.30 per diluted common share(a), for the third quarter of 2024. Included in the third quarter of 2024 are $(737) million, or $(.77) per diluted common share, after-tax, of charges related to the loss on the sale of securities(c). Net income from continuing operations attributable to Key common shareholders was $237 million, or $.25 per diluted common share, for the second quarter of 2024 and $266 million, or $.29 per diluted common share, for the third quarter of 2023.
Comments from Chairman and CEO, Chris Gorman

"Key performed well in the third quarter. EPS was impacted by a previously communicated securities portfolio repositioning that will enhance future earnings, capital, and liquidity starting in the fourth quarter. Underlying results were solid as relationship clients, deposits, and business-related fees all demonstrated continued momentum. As anticipated, we saw a meaningful increase in net interest income, up 7% quarter-over-quarter, as substantial portions of low-yielding securities and swaps matured. Concurrently, both our credit risk profile and expenses remained stable.

We continue to make progress regarding our $2.8 billion capital raise from Scotiabank, completing the initial $821 million investment tranche this quarter. As a result of this initial investment and the meaningful decline in interest rates in the third quarter, our tangible common equity ratio improved by 100 basis points quarter-over-quarter, and our reported CET1 ratio further strengthened to 10.8%. We continue to expect to complete the final tranche of the equity financing in the first quarter of 2025, subject to Fed approval.

Our fee-based pipelines continue to build. Investment banking and debt placement pipelines remain near record levels. Wealth management and commercial payments continue to demonstrate momentum.

Given the combination of our strong pipelines, further expected net interest income tailwinds in the quarters ahead, and a stable-to-improved credit outlook, I remain optimistic with respect to the trajectory of our business and our ability to drive value for all of our stakeholders."

(a) The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “adjusted earnings per share" and "adjusted net income.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b) September 30, 2024 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(c) See table on page 25 for more information on Selected Items Impact on Earnings.

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Selected Financial Highlights

Dollars in millions, except per share data				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Income (loss) from continuing operations attributable to Key common shareholders	$(447)	$237	$266	(288.6)%	(268.0)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	(.47)	.25	.29	(288.0)	(262.1)
Return on average tangible common equity from continuing operations (a)	(16.98)%	10.39%	12.40%	N/A	N/A
Return on average total assets from continuing operations	(.87)	.59	.62	N/A	N/A
Common Equity Tier 1 ratio (b)	10.8	10.5	9.8	N/A	N/A
Book value at period end	$14.53	$13.09	$11.65	11.0	24.7
Net interest margin (TE) from continuing operations	2.17%	2.04%	2.01%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)September 30, 2024 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Net interest income (TE)	$964	$899	$923	7.2%	4.4%
Noninterest income	(269)	627	643	(142.9)	(141.8)
Total revenue (TE)	$695	$1,526	$1,566	(54.5)%	(55.6)%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $964 million for the third quarter of 2024 and the net interest margin was 2.17%. Compared to the third quarter of 2023, net interest income increased by $41 million, and the net interest margin increased by 16 basis points. Both net interest income and the net interest margin benefited from the reinvestment of proceeds from maturing investment securities into higher yielding investments, the maturity of lower-yielding interest rate swaps with negative carry, and a shift in funding mix from higher-cost wholesale borrowings to lower-cost interest-bearing deposits. In addition, during the third quarter of 2024, Key began the repositioning of the available-for-sale portfolio, which involved the sale of approximately $7.0 billion of lower-yielding mortgaged-backed securities and reinvestment of the proceeds into higher-yielding investments. These benefits were partially offset by a decline in loan balances and higher deposit costs relative to a year ago.

Compared to the second quarter of 2024, taxable-equivalent net interest income increased by $65 million, and the net interest margin increased by 13 basis points. Both net interest income and the net interest margin benefited from the reinvestment of proceeds from maturing investment securities into higher yielding investments, continued amortization of low-yielding interest rate swaps that had been terminated in 2023, the repositioning of the available-for-sale portfolio, and an improved funding mix. Lower loan balances and higher interest-bearing deposit costs somewhat offset the increase.

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Noninterest Income

Dollars in millions				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Trust and investment services income	$140	$139	$130	.7%	7.7%
Investment banking and debt placement fees	171	126	141	35.7	21.3
Cards and payments income	84	85	90	(1.2)	(6.7)
Service charges on deposit accounts	67	66	69	1.5	(2.9)
Corporate services income	69	68	73	1.5	(5.5)
Commercial mortgage servicing fees	73	61	46	19.7	58.7
Corporate-owned life insurance income	36	34	35	5.9	2.9
Consumer mortgage income	12	16	15	(25.0)	(20.0)
Operating lease income and other leasing gains	16	21	22	(23.8)	(27.3)
Other income	(937)	11	22	N/M	N/M
Total noninterest income	$(269)	$627	$643	(142.9)%	(141.8)%

N/M = Not Meaningful

Compared to the third quarter of 2023, noninterest income decreased by $912 million. The decrease was driven primarily by a $918 million loss on the sale of securities as part of a strategic repositioning of the portfolio in the third quarter of 2024. See the Selected Items Impact on Earnings table on page 25 for more information. The decline was partly offset by a $30 million increase in investment banking and debt placement fees, reflective of stronger syndication, debt, and equity underwriting fees, as well as a $27 million increase in commercial mortgage servicing fees reflecting higher active special servicing balances and overall growth of the servicing portfolio.

Compared to the second quarter of 2024, noninterest income decreased by $896 million. The decrease was driven primarily by the loss on the sale of securities referenced above. The decline was partly offset by a $45 million increase in investment banking and debt placement fees, reflective of stronger syndication and equity underwriting fees, as well as a $12 million increase in commercial mortgage servicing fees.

Noninterest Expense

Dollars in millions				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Personnel expense	$670	$636	$663	5.3%	1.1%
Net occupancy	66	66	67	—	(1.5)
Computer processing	104	101	89	3.0	16.9
Business services and professional fees	41	37	38	10.8	7.9
Equipment	20	20	20	—	—
Operating lease expense	14	17	18	(17.6)	(22.2)
Marketing	21	21	28	—	(25.0)
Other expense	158	181	187	(12.7)	(15.5)
Total noninterest expense	$1,094	$1,079	$1,110	1.4%	(1.4)%

    Compared to the third quarter of 2023, noninterest expense decreased $16 million. The decline in noninterest expense was driven by a $7 million decrease in marketing expense, and a reduction in the estimated FDIC special assessment in the third quarter of 2024. See the Selected Items Impact on Earnings table on page 25 for more information. Partly offsetting the decline was an increase in computer processing expense of $15 million, due to technology investments, and a $7 million increase in personnel expense due to an increase in incentive and stock-based compensation related to strong capital markets activity and a higher stock price compared to the year-ago period.

    Compared to the second quarter of 2024, noninterest expense increased by $15 million. The increase was driven by a $34 million increase in personnel expense, primarily from incentive and stock-based compensation, reflecting stronger capital markets activity. The increase was partly offset by a decline in other expense of $23 million, related to a reduction of the estimated FDIC special assessment charge recognized in

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

the third quarter of 2024 when compared to the second quarter of 2024. See the Selected Items Impact on Earnings table on page 25 for more information.

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Commercial and industrial (a)	$53,121	$54,599	$59,187	(2.7)%	(10.2)%
Other commercial loans	19,929	20,500	22,371	(2.8)	(10.9)
Total consumer loans	33,194	33,862	36,069	(2.0)	(8.0)
Total loans	$106,244	$108,961	$117,627	(2.5)%	(9.7)%

(a)Commercial and industrial average loan balances include $215 million, $218 million, and $202 million of assets from commercial credit cards at September 30, 2024, June 30, 2024, and September 30, 2023, respectively.

Average loans were $106.2 billion for the third quarter of 2024, a decrease of $11.4 billion compared to the third quarter of 2023, reflective of Key's planned balance sheet optimization efforts in 2023, and continued tepid client loan demand. The decline in average loans was mostly driven by a $8.5 billion decline in average commercial loans, due to lower commercial and industrial loans and commercial mortgage real estate loans. Additionally, average consumer loans declined by $2.9 billion, reflective of broad-based declines across all consumer loan categories.

Compared to the second quarter of 2024, average loans decreased by $2.7 billion. Average commercial loans declined by $2.0 billion, primarily driven by a decrease in commercial and industrial loans and commercial mortgage real estate loans. Average consumer loans declined $668 million, driven by broad-based declines across all consumer loan categories.

Average Deposits

Dollars in millions				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Non-time deposits	$129,901	$128,161	$129,743	1.4%	0.1%
Time deposits	17,870	16,019	15,082	11.6	18.5
Total deposits	$147,771	$144,180	$144,825	2.5%	2.0%

Cost of total deposits	2.39%	2.28%	1.88%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $147.8 billion for the third quarter of 2024, an increase of $2.9 billion compared to the year-ago quarter, reflecting growth in both consumer and commercial deposits.

Compared to the second quarter of 2024, average deposits increased by $3.6 billion, driven by an increase in both consumer and commercial deposit balances.

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

ASSET QUALITY

Dollars in millions				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Net loan charge-offs	$154	$91	$71	69.2%	116.9%
Net loan charge-offs to average total loans	.58%	.34%	.24%	N/A	N/A
Nonperforming loans at period end	$728	$710	$455	2.5	60.0
Nonperforming assets at period end	741	727	471	1.9	57.3
Allowance for loan and lease losses	1,494	1,547	1,488	(3.4)	0.4
Allowance for credit losses	1,774	1,833	1,778	(3.2)	(0.2)
Provision for credit losses	95	100	81	(5.0)	17.3

Allowance for loan and lease losses to nonperforming loans	205%	218%	327%	N/A	N/A
Allowance for credit losses to nonperforming loans	244	258	391	N/A	N/A

N/A = Not Applicable

    Key's provision for credit losses was $95 million, compared to $81 million in the third quarter of 2023 and $100 million in the second quarter of 2024. The increase from the year-ago period reflects continued, but slowing, credit portfolio migration, higher net charge-offs, and changes in the economic outlook, partly offset by balance sheet optimization efforts.

    Net loan charge-offs for the third quarter of 2024 totaled $154 million, or 0.58% of average total loans. These results compare to $71 million, or 0.24%, for the third quarter of 2023 and $91 million, or 0.34%, for the second quarter of 2024. Key’s allowance for credit losses was $1.8 billion, or 1.68% of total period-end loans at September 30, 2024, compared to 1.54% at September 30, 2023, and 1.71% at June 30, 2024.

    At September 30, 2024, Key’s nonperforming loans totaled $728 million, which represented 0.69% of period-end portfolio loans. These results compare to 0.39% at September 30, 2023, and 0.66% at June 30, 2024. Nonperforming assets at September 30, 2024, totaled $741 million, and represented 0.70% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.41% at September 30, 2023, and 0.68% at June 30, 2024.

CAPITAL

Key’s estimated risk-based capital ratios, included in the following table, continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2024.

Capital Ratios

	9/30/2024	6/30/2024	9/30/2023
Common Equity Tier 1 (a)	10.8%	10.5%	9.8%
Tier 1 risk-based capital (a)	12.6	12.2	11.4
Total risk-based capital (a)	15.1	14.7	13.8
Tangible common equity to tangible assets (b)	6.2	5.2	4.4
Leverage (a)	9.2	9.1	8.9

(a)September 30, 2024 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's regulatory capital position remained strong in the third quarter of 2024. As shown in the preceding table, at September 30, 2024, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 10.8% and 12.6%, respectively. Key's tangible common equity ratio was 6.2% at September 30, 2024.

    Key elected the CECL phase-in option provided by regulatory guidance which delayed for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022.

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Effective for the first quarter 2022, Key is now in the three-year transition period. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by five basis points.

Summary of Changes in Common Shares Outstanding

In thousands				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Shares outstanding at beginning of period	943,200	942,776	935,733	—%	.8%
Shares issued under employee compensation plans (net of cancellations and returns)	222	424	428	(47.6)	(48.1)
Shares issued under Scotiabank investment agreement	47,829	—	—	N/M	N/M
Shares outstanding at end of period	991,251	943,200	936,161	5.1%	5.9%

N/M = Not Meaningful

    Key declared a dividend of $.205 per common share for the third quarter of 2024.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

Dollars in millions				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Revenue from continuing operations (TE)
Consumer Bank	$814	$769	$775	5.9%	5.0%
Commercial Bank	868	770	809	12.7	7.3
Other (a)	(987)	(13)	(18)	N/M	N/M
Total	$695	$1,526	$1,566	(54.5)%	(55.6)%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$86	$67	$65	28.4%	32.3%
Commercial Bank	300	207	240	44.9	25.0
Other (a)	(797)	(1)	(3)	N/M	N/M
Total	$(411)	$273	$302	(250.5)%	(236.1)%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Corporate treasury includes realized gains and losses from transactions associated with Key's investment securities portfolio. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent
N/M = Not Meaningful

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Consumer Bank

Dollars in millions				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Summary of operations
Net interest income (TE)	$584	$535	$534	9.2%	9.4%
Noninterest income	230	234	241	(1.7)	(4.6)
Total revenue (TE)	814	769	775	5.9	5.0
Provision for credit losses	52	33	14	57.6	271.4
Noninterest expense	649	648	676	.2	(4.0)
Income (loss) before income taxes (TE)	113	88	85	28.4	32.9
Allocated income taxes (benefit) and TE adjustments	27	21	20	28.6	35.0
Net income (loss) attributable to Key	$86	$67	$65	28.4%	32.3%

Average balances
Loans and leases	$38,332	$39,174	$41,610	(2.1)%	(7.9)%
Total assets	41,188	42,008	44,429	(2.0)	(7.3)
Deposits	86,431	85,397	82,683	1.2	4.5

Assets under management at period end	$61,122	$57,602	$52,516	6.1%	16.4%

TE = Taxable Equivalent

Additional Consumer Bank Data

Dollars in millions				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Noninterest income
Trust and investment services income	$114	$112	$105	1.8%	8.6%
Service charges on deposit accounts	34	34	39	—	(12.8)
Cards and payments income	60	61	65	(1.6)	(7.7)
Consumer mortgage income	12	16	15	(25.0)	(20.0)
Other noninterest income	10	11	17	(9.1)	(41.2)
Total noninterest income	$230	$234	$241	(1.7)%	(4.6)%

Average deposit balances
Money market deposits	$30,805	$30,229	$28,638	1.9%	7.6%
Demand deposits	22,310	22,292	22,526	.1	(1.0)
Savings deposits	4,553	4,791	5,676	(5.0)	(19.8)
Time deposits	13,927	13,038	8,752	6.8	59.1
Noninterest-bearing deposits	14,836	15,047	17,091	(1.4)	(13.2)
Total deposits	$86,431	$85,397	$82,683	1.2%	4.5%

Other data
Branches	944	946	959
Automated teller machines	1,194	1,199	1,249

Consumer Bank Summary of Operations (3Q24 vs. 3Q23)
•Key's Consumer Bank recorded net income attributable to Key of $86 million for the third quarter of 2024, compared to $65 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $50 million, or 9.4%, compared to the third quarter of 2023
•Average loans and leases decreased $3.3 billion, or 7.9%, from the third quarter of 2023, driven by broad-based declines across all loan categories
•Average deposits increased $3.7 billion, or 4.5%, from the third quarter of 2023, driven by growth in retail deposits
•Provision for credit losses increased $38 million compared to the third quarter of 2023, driven by changes in economic outlook and higher net charge-offs, partly offset by planned balance sheet optimization efforts

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

•Noninterest income decreased $11 million from the year-ago quarter, driven by declines in service charges on deposit accounts and cards and payments income
•Noninterest expense decreased $27 million from the year-ago quarter, reflective of lower marketing expense

Commercial Bank

Dollars in millions				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Summary of operations
Net interest income (TE)	$460	$411	$446	11.9%	3.1%
Noninterest income	408	359	363	13.6	12.4
Total revenue (TE)	868	770	809	12.7	7.3
Provision for credit losses	41	87	68	(52.9)	(39.7)
Noninterest expense	445	432	433	3.0	2.8
Income (loss) before income taxes (TE)	382	251	308	52.2	24.0
Allocated income taxes and TE adjustments	82	44	68	86.4	20.6
Net income (loss) attributable to Key	$300	$207	$240	44.9%	25.0%

Average balances
Loans and leases	$67,452	$69,248	$75,598	(2.6)%	(10.8)%
Loans held for sale	998	522	1,268	91.2	(21.3)
Total assets	76,395	78,328	85,930	(2.5)	(11.1)
Deposits	58,696	57,360	56,078	2.3%	4.7%

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Noninterest income
Trust and investment services income	$26	$26	$25	—%	4.0%
Investment banking and debt placement fees	171	126	141	35.7	21.3
Cards and payments income	22	21	18	4.8	22.2
Service charges on deposit accounts	32	31	29	3.2	10.3
Corporate services income	62	61	64	1.6	(3.1)
Commercial mortgage servicing fees	73	61	45	19.7	62.2
Operating lease income and other leasing gains	16	21	22	(23.8)	(27.3)
Other noninterest income	6	12	19	(50.0)	(68.4)
Total noninterest income	$408	$359	$363	13.6%	12.4%

Commercial Bank Summary of Operations (3Q24 vs. 3Q23)
•Key's Commercial Bank recorded net income attributable to Key of $300 million for the third quarter of 2024 compared to $240 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $14 million, or 3.1%, compared to the third quarter of 2023
•Average loan and lease balances decreased $8.1 billion, or 10.8%, compared to the third quarter of 2023, driven by a decline in commercial and industrial loans
•Average deposit balances increased $2.6 billion compared to the third quarter of 2023, driven by our focus on growing deposits across our commercial businesses
•Provision for credit losses decreased $27 million compared to the third quarter of 2023, driven by the impact of balance sheet optimization efforts, partly offset by slowing credit portfolio migration, changes in economic outlook, and higher net charge-offs
•Noninterest income increased $45 million compared to the third quarter of 2023, primarily driven by an increase in investment banking and debt placement fees and commercial mortgage servicing fees
•Noninterest expense increased $12 million compared to the third quarter of 2023, driven by higher incentive compensation related to stronger investment banking and debt placement fees

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $190 billion at September 30, 2024.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,200 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

CONTACTS:

ANALYSTS	MEDIA
Brian Mauney	Susan Donlan
216.689.0521	216.471.3133
Brian_Mauney@KeyBank.com	Susan_E_Donlan@KeyBank.com

Halle Nichols	Beth Strauss
216.689.5305	216.471.2787
Halle_A_Nichols@KeyBank.com	Beth_A_Strauss@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key's actual results to differ from those described in the forward-looking statements can be found in KeyCorp's Form 10-K for the year ended December 31, 2023 and in KeyCorp's subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on October 17, 2024. A replay of the call will be available on our website through October 17, 2025.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

KeyCorp
Third Quarter 2024
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
21	Noninterest Expense
21	Personnel Expense
22	Loan Composition
22	Loans Held for Sale Composition
22	Summary of Changes in Loans Held for Sale
23	Summary of Loan and Lease Loss Experience From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
24	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
24	Summary of Changes in Nonperforming Loans From Continuing Operations
25	Line of Business Results
25	Selected Items Impact on Earnings

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable Equivalent
Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt municipal securities, and certain lease assets, on a common basis that facilitates comparison of results to results of peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, unless otherwise specified, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	9/30/2024	6/30/2024	9/30/2023
Summary of operations
Net interest income (TE)	$964	$899	$923
Noninterest income	(269)	627	643
Total revenue (TE)	695	1,526	1,566
Provision for credit losses	95	100	81
Noninterest expense	1,094	1,079	1,110
Income (loss) from continuing operations attributable to Key	(411)	273	302
Income (loss) from discontinued operations, net of taxes	1	1	1
Net income (loss) attributable to Key	(410)	274	303

Income (loss) from continuing operations attributable to Key common shareholders	(447)	237	266
Income (loss) from discontinued operations, net of taxes	1	1	1
Net income (loss) attributable to Key common shareholders	(446)	238	267

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$(.47)	$.25	$.29
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	(.47)	.25	.29

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	(.47)	.25	.29
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	(.47)	.25	.29

Cash dividends declared	.205	.205	.205
Book value at period end	14.53	13.09	11.65
Tangible book value at period end	11.72	10.13	8.65
Market price at period end	16.75	14.21	10.76

Performance ratios
From continuing operations:
Return on average total assets	(.87)%	.59%	.62%
Return on average common equity	(13.41)	7.96	9.31
Return on average tangible common equity (b)	(16.98)	10.39	12.40
Net interest margin (TE)	2.17	2.04	2.01
Cash efficiency ratio (b)	156.4	70.2	70.3

From consolidated operations:
Return on average total assets	(.87)%	.59%	.62%
Return on average common equity	(13.38)	7.99	9.35
Return on average tangible common equity (b)	(16.95)	10.43	12.45
Net interest margin (TE)	2.17	2.04	2.01
Loan to deposit (c)	71.0	74.0	80.8

Capital ratios at period end
Key shareholders’ equity to assets	8.9%	7.9%	7.1%
Key common shareholders’ equity to assets	7.6	6.6	5.8
Tangible common equity to tangible assets (b)	6.2	5.2	4.4
Common Equity Tier 1 (d)	10.8	10.5	9.8
Tier 1 risk-based capital (d)	12.6	12.2	11.4
Total risk-based capital (d)	15.1	14.7	13.8
Leverage (d)	9.2	9.1	8.9

Asset quality — from continuing operations
Net loan charge-offs	$154	$91	$71
Net loan charge-offs to average loans	.58%	.34%	.24%
Allowance for loan and lease losses	$1,494	$1,547	$1,488
Allowance for credit losses	1,774	1,833	1,778
Allowance for loan and lease losses to period-end loans	1.42%	1.44%	1.29%
Allowance for credit losses to period-end loans	1.68	1.71	1.54
Allowance for loan and lease losses to nonperforming loans	205	218	327
Allowance for credit losses to nonperforming loans	244	258	391
Nonperforming loans at period-end	$728	$710	$455
Nonperforming assets at period-end	741	727	471
Nonperforming loans to period-end portfolio loans	.69%	.66%	.39%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.70	.68	.41

Trust assets
Assets under management	$61,122	$57,602	$52,516
Other data
Average full-time equivalent employees	16,805	16,646	17,666
Branches	944	946	959
Taxable-equivalent adjustment	$12	$12	$8

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Nine months ended
	9/30/2024	9/30/2023
Summary of operations
Net interest income (TE)	$2,749	$3,015
Noninterest income	1,005	1,860
Total revenue (TE)	3,754	4,875
Provision for credit losses	296	387
Noninterest expense	3,316	3,362
Income (loss) from continuing operations attributable to Key	81	899
Income (loss) from discontinued operations, net of taxes	2	3
Net income (loss) attributable to Key	83	902

Income (loss) from continuing operations attributable to Key common shareholders	(27)	791
Income (loss) from discontinued operations, net of taxes	2	3
Net income (loss) attributable to Key common shareholders	(25)	794

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$(.03)	$.85
Income (loss) from discontinued operations, net of taxes	—	—
Net income (loss) attributable to Key common shareholders (a)	(.03)	.86

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	(.03)	.85
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	(.03)	.85

Cash dividends paid	.62	.62

Performance ratios
From continuing operations:
Return on average total assets	.06%	.62%
Return on average common equity	(.29)	9.18
Return on average tangible common equity (b)	(.37)	12.17
Net interest margin (TE)	2.08	2.20
Cash efficiency ratio (b)	87.7	68.4

From consolidated operations:
Return on average total assets	.06%	.62%
Return on average common equity	(0.27)	9.22
Return on average tangible common equity (b)	(0.35)	12.22
Net interest margin (TE)	2.08	2.20

Asset quality — from continuing operations
Net loan charge-offs	$326	$168
Net loan charge-offs to average total loans	.40%	.19%

Other data
Average full-time equivalent employees	16,734	17,880

Taxable-equivalent adjustment	35	23
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)September 30, 2024, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," “cash efficiency ratio," "adjusted income (loss) available from continuing operations attributable to Key common shareholders," and "diluted earnings per share - adjusted."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Adjusted income (loss) available from continuing operations attributable to Key common shareholders (or “adjusted net income”) and diluted earnings per share - adjusted (or "adjusted earnings per share") are non-GAAP in that these measures exclude securities portfolio repositioning, net of tax, that occurred in the third quarter of 2024. Management believes these measures provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of the significant losses related to the securities repositioning.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Nine months ended
	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$16,852	$14,789	$13,356
Less: Intangible assets (a)	2,786	2,793	2,816
Preferred Stock (b)	2,446	2,446	2,446
Tangible common equity (non-GAAP)	$11,620	$9,550	$8,094
Total assets (GAAP)	$189,763	$187,450	$187,851
Less: Intangible assets (a)	2,786	2,793	2,816
Tangible assets (non-GAAP)	$186,977	$184,657	$185,035
Tangible common equity to tangible assets ratio (non-GAAP)	6.21%	5.17%	4.37%
Pre-provision net revenue
Net interest income (GAAP)	$952	$887	$915	$2,714	$2,992
Plus: Taxable-equivalent adjustment	12	12	8	35	23
Noninterest income	(269)	627	643	1,005	1,860
Less: Noninterest expense	1,094	1,079	1,110	3,316	3,362
Pre-provision net revenue from continuing operations (non-GAAP)	$(399)	$447	$456	$438	$1,513
Average tangible common equity
Average Key shareholders' equity (GAAP)	$15,759	$14,474	$13,831	$14,963	$14,020
Less: Intangible assets (average) (c)	2,789	2,796	2,821	2,796	2,831
Preferred stock (average)	2,500	2,500	2,500	2,500	2,500
Average tangible common equity (non-GAAP)	$10,470	$9,178	$8,510	$9,667	$8,689
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$(447)	$237	$266	$(27)	$791
Average tangible common equity (non-GAAP)	10,470	9,178	8,510	9,667	8,689

Return on average tangible common equity from continuing operations (non-GAAP)	(16.98)%	10.39%	12.40%	(0.37)%	12.17%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$(446)	$238	$267	$(25)	$794
Average tangible common equity (non-GAAP)	10,470	9,178	8,510	9,667	8,689

Return on average tangible common equity consolidated (non-GAAP)	(16.95)%	10.43%	12.45%	(0.35)%	12.22%

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Nine months ended
	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Cash efficiency ratio
Noninterest expense (GAAP)	$1,094	$1,079	$1,110	$3,316	$3,362
Less: Intangible asset amortization	7	7	9	22	29
Adjusted noninterest expense (non-GAAP)	$1,087	$1,072	$1,101	$3,294	$3,333

Net interest income (GAAP)	$952	$887	$915	$2,714	$2,992
Plus: Taxable-equivalent adjustment	12	12	8	35	23
Net interest income TE (non-GAAP)	964	899	923	2,749	3,015
Noninterest income (GAAP)	(269)	627	643	1,005	1,860
Total taxable-equivalent revenue (non-GAAP)	$695	$1,526	$1,566	$3,754	$4,875

Cash efficiency ratio (non-GAAP)	156.4%	70.2%	70.3%	87.7%	68.4%

Adjusted income (loss) available from continuing operations attributable to Key common shareholders
Income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$(447)	$237	$266
Plus: Loss on sale of securities (net of tax)	737	—	—
Adjusted income (loss) available from continuing operations attributable to Key common shareholders (non-GAAP)	$290	$237	$266
Diluted earnings per common share (EPS) - adjusted
Diluted EPS from continuing operations attributable to Key common shareholders (GAAP)	$(.47)	$.25	$.29
Plus: EPS impact of loss on sale of securities	.77	—	—
Diluted EPS from continuing operations attributable to Key common shareholders - adjusted (non-GAAP)	$.30	$.25	$.29
(a)For the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, intangible assets exclude less than $1 million, less than $1 million, and $1 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, average intangible assets exclude less than $1 million, less than $1 million, and $1 million, respectively, of average purchased credit card receivables.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Consolidated Balance Sheets
(Dollars in millions)

	9/30/2024	6/30/2024	9/30/2023
Assets
Loans	$105,346	$107,078	$115,544
Loans held for sale	1,058	517	730
Securities available for sale	34,169	37,460	35,839
Held-to-maturity securities	7,702	7,968	8,853
Trading account assets	1,404	1,219	1,325
Short-term investments	22,796	15,536	7,871
Other investments	1,117	1,259	1,356
Total earning assets	173,592	171,037	171,518
Allowance for loan and lease losses	(1,494)	(1,547)	(1,488)
Cash and due from banks	1,276	1,326	766
Premises and equipment	624	631	649
Goodwill	2,752	2,752	2,752
Other intangible assets	34	41	65
Corporate-owned life insurance	4,379	4,382	4,381
Accrued income and other assets	8,323	8,532	8,843
Discontinued assets	277	296	365
Total assets	$189,763	$187,450	$187,851

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	$119,995	$117,570	$112,581
Noninterest-bearing deposits	30,358	28,150	31,710
Total deposits	150,353	145,720	144,291
Federal funds purchased and securities sold under repurchase agreements	44	25	43
Bank notes and other short-term borrowings	2,359	5,292	3,470
Accrued expense and other liabilities	4,478	4,755	5,388
Long-term debt	15,677	16,869	21,303
Total liabilities	172,911	172,661	174,495

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	6,149	6,185	6,254
Retained earnings	15,066	15,706	15,835
Treasury stock, at cost	(4,839)	(5,715)	(5,851)
Accumulated other comprehensive income (loss)	(3,281)	(5,144)	(6,639)
Key shareholders’ equity	16,852	14,789	13,356
Total liabilities and equity	$189,763	$187,450	$187,851

Common shares outstanding (000)	991,251	943,200	936,161

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Interest income
Loans	$1,516	$1,524	$1,593	$4,578	$4,645
Loans held for sale	18	8	19	40	49
Securities available for sale	298	259	192	789	580
Held-to-maturity securities	70	73	79	218	234
Trading account assets	15	16	15	45	42
Short-term investments	244	192	123	578	276
Other investments	14	16	22	47	51
Total interest income	2,175	2,088	2,043	6,295	5,877
Interest expense
Deposits	887	817	687	2,486	1,568
Federal funds purchased and securities sold under repurchase agreements	1	1	9	3	79
Bank notes and other short-term borrowings	43	51	81	140	263
Long-term debt	292	332	351	952	975
Total interest expense	1,223	1,201	1,128	3,581	2,885
Net interest income	952	887	915	2,714	2,992
Provision for credit losses	95	100	81	296	387
Net interest income after provision for credit losses	857	787	834	2,418	2,605
Noninterest income
Trust and investment services income	140	139	130	415	384
Investment banking and debt placement fees	171	126	141	467	406
Cards and payments income	84	85	90	246	256
Service charges on deposit accounts	67	66	69	196	205
Corporate services income	69	68	73	206	235
Commercial mortgage servicing fees	73	61	46	190	142
Corporate-owned life insurance income	36	34	35	102	96
Consumer mortgage income	12	16	15	42	40
Operating lease income and other leasing gains	16	21	22	61	70
Other income(c)	(937)	11	22	(920)	26
Total noninterest income	(269)	627	643	1,005	1,860
Noninterest expense
Personnel	670	636	663	1,980	1,986
Net occupancy	66	66	67	199	202
Computer processing	104	101	89	307	276
Business services and professional fees	41	37	38	119	124
Equipment	20	20	20	60	64
Operating lease expense	14	17	18	48	59
Marketing	21	21	28	61	78
Other expense	158	181	187	542	573
Total noninterest expense	1,094	1,079	1,110	3,316	3,362
Income (loss) from continuing operations before income taxes	(506)	335	367	107	1,103
Income taxes (benefit)	(95)	62	65	26	204
Income (loss) from continuing operations	(411)	273	302	81	899
Income (loss) from discontinued operations, net of taxes	1	1	1	2	3
Net income (loss)	(410)	274	303	83	902
Net income (loss) attributable to Key	$(410)	$274	$303	$83	$902

Income (loss) from continuing operations attributable to Key common shareholders	$(447)	$237	$266	$(27)	$791
Net income (loss) attributable to Key common shareholders	(446)	238	267	(25)	794
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$(.47)	$.25	$.29	$(.03)	$.85
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	(.47)	.25	.29	(.03)	.86
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$(.47)	$.25	$.29	$(.03)	$.85
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	(.47)	.25	.29	(.03)	.85

Cash dividends declared per common share	$.205	$.205	$.205	$.615	$.615

Weighted-average common shares outstanding (000)	948,979	931,726	927,131	936,962	927,019
Effect of common share options and other stock awards	8,951	6,761	4,613	7,678	5,213
Weighted-average common shares and potential common shares outstanding (000) (b)	957,929	938,487	931,744	944,640	932,232
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.
(c)For the three months ended September 30, 2024, and June 30, 2024, we had $935 million and $13 million in net securities losses, respectively. For the three months ended September 30, 2023, we had no net securities gains or losses. For the nine months ended September 30, 2024, and September 30, 2023, we had $948 million and $7 million in net securities losses, respectively.

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Third Quarter 2024			Second Quarter 2024			Third Quarter 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$53,121	$847	6.34%	$54,599	$860	6.34%	$59,187	$886	5.94%
Real estate — commercial mortgage	13,864	225	6.46	14,287	217	6.10	15,844	238	5.97
Real estate — construction	3,077	59	7.65	3,020	56	7.51	2,820	48	6.77
Commercial lease financing	2,988	26	3.46	3,193	28	3.46	3,707	30	3.25
Total commercial loans	73,050	1,157	6.30	75,099	1,161	6.22	81,558	1,202	5.85
Real estate — residential mortgage	20,215	167	3.30	20,515	169	3.30	21,459	176	3.28
Home equity loans	6,634	100	5.98	6,817	102	5.98	7,418	110	5.87
Other consumer loans	5,426	69	5.08	5,597	70	5.00	6,201	78	4.96
Credit cards	919	35	15.22	933	34	14.63	991	35	14.16
Total consumer loans	33,194	371	4.46	33,862	375	4.44	36,069	399	4.40
Total loans	106,244	1,528	5.73	108,961	1,536	5.66	117,627	1,601	5.41
Loans held for sale	1,098	18	6.54	599	8	5.42	1,356	19	5.73
Securities available for sale (b), (e)	36,700	298	2.87	36,764	259	2.42	37,271	192	1.76
Held-to-maturity securities (b)	7,838	70	3.58	8,123	73	3.59	9,020	79	3.50
Trading account assets	1,142	15	5.08	1,231	16	5.38	1,203	15	4.97
Short-term investments	17,773	244	5.47	13,729	192	5.62	8,416	123	5.79
Other investments (e)	1,193	14	4.77	1,234	16	5.19	1,395	22	6.35
Total earning assets	171,988	2,187	4.93	170,641	2,100	4.77	176,288	2,051	4.47
Allowance for loan and lease losses	(1,533)			(1,534)			(1,477)
Accrued income and other assets	17,154			17,476			17,530
Discontinued assets	284			305			374
Total assets	$187,893			$186,888			$192,715
Liabilities
Money market deposits	$40,379	$309	3.04%	$39,364	$290	2.97%	$35,243	$213	2.40%
Demand deposits	56,087	365	2.59	54,629	340	2.50	55,837	315	2.24
Savings deposits	4,967	3.22		5,189	2.19		5,966	1.05
Time deposits	17,870	210	4.68	16,019	185	4.64	15,082	158	4.16
Total interest-bearing deposits	119,303	887	2.96	115,201	817	2.85	112,128	687	2.43
Federal funds purchased and securities sold under repurchase agreements	98	1	4.48	124	1	4.76	710	9	5.04
Bank notes and other short-term borrowings	3,172	43	5.44	3,617	51	5.57	5,819	81	5.54
Long-term debt (f)	16,422	292	7.09	19,219	332	6.91	21,584	351	6.50
Total interest-bearing liabilities	138,995	1,223	3.50	138,161	1,201	3.49	140,241	1,128	3.20
Noninterest-bearing deposits	28,468			28,979			32,697
Accrued expense and other liabilities	4,387			4,969			5,572
Discontinued liabilities (f)	284			305			374
Total liabilities	$172,134			$172,414			$178,884
Equity
Key shareholders’ equity	$15,759			$14,474			$13,831
Noncontrolling interests	—			—			—
Total equity	15,759			14,474			13,831
Total liabilities and equity	$187,893			$186,888			$192,715
Interest rate spread (TE)			1.43%			1.28%			1.27%
Net interest income (TE) and net interest margin (TE)		$964	2.17%		$899	2.04%		$923	2.01%
TE adjustment (b)		12			12			8
Net interest income, GAAP basis		$952			$887			$915
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $215 million, $218 million, and $202 million of assets from commercial credit cards for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
(e)Yield presented is calculated on the basis of amortized cost. The average amortized cost for securities available for sale was $41.6 billion, $42.8 billion, and $43.6 billion for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively. Yield based on the fair value of securities available for sale was 3.25%, 2.82%, and 2.06% for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles.

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Nine months ended September 30, 2024			Nine months ended September 30, 2023
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$54,309	$2,561	6.30%	$60,294	$2,574	5.71%
Real estate — commercial mortgage	14,328	671	6.25	16,178	697	5.76
Real estate — construction	3,046	172	7.56	2,663	131	6.58
Commercial lease financing	3,175	81	3.38	3,749	86	3.06
Total commercial loans	74,858	3,485	6.22	82,884	3,488	5.63
Real estate — residential mortgage	20,514	508	3.30	21,534	524	3.25
Home equity loans	6,824	305	5.98	7,621	325	5.71
Other consumer loans	5,607	211	5.02	6,346	230	4.84
Credit cards	935	104	14.92	986	101	13.68
Total consumer loans	33,880	1,128	4.44	36,487	1,180	4.32
Total loans	108,738	4,613	5.67	119,371	4,668	5.23
Loans held for sale	862	40	6.14	1,118	49	5.90
Securities available for sale (b), (e)	36,850	789	2.48	38,440	580	1.74
Held-to-maturity securities (b)	8,127	218	3.58	9,108	234	3.43
Trading account assets	1,161	45	5.23	1,150	42	4.82
Short-term investments	13,929	578	5.55	6,600	276	5.59
Other investments (e)	1,221	47	5.12	1,423	51	4.78
Total earning assets	170,888	6,330	4.79	177,210	5,900	4.30
Allowance for loan and lease losses	(1,524)			(1,398)
Accrued income and other assets	17,327			17,411
Discontinued assets	306			395
Total assets	$186,997			$193,618
Liabilities
Money market deposits	$39,139	$863	2.94%	$33,829	$414	1.64%
Other demand deposits	55,619	1,062	2.55	53,951	754	1.87
Savings deposits	5,136	6.16		6,630	2.04
Time deposits	16,113	555	4.60	13,615	398	3.90
Total interest-bearing deposits	116,007	2,486	2.86	108,025	1,568	1.94
Federal funds purchased and securities sold under repurchase agreements	109	3	4.44	2,183	79	4.84
Bank notes and other short-term borrowings	3,371	140	5.55	6,797	263	5.17
Long-term debt (f)	18,386	952	6.90	21,341	975	6.09
Total interest-bearing liabilities	137,873	3,581	3.47	138,346	2,885	2.79
Noninterest-bearing deposits	28,947			35,691
Accrued expense and other liabilities	4,908			5,166
Discontinued liabilities (f)	306			395
Total liabilities	$172,034			$179,598
Equity
Key shareholders’ equity	$14,963			$14,020
Noncontrolling interests	—			—
Total equity	14,963			14,020
Total liabilities and equity	$186,997			$193,618
Interest rate spread (TE)			1.32%			1.52%
Net interest income (TE) and net interest margin (TE)		$2,749	2.08%		$3,015	2.20%
TE adjustment (b)		35			23
Net interest income, GAAP basis		$2,714			$2,992

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the nine months ended September 30, 2024, and September 30, 2023, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $215 million and $192 million of assets from commercial credit cards for the nine months ended September 30, 2024, and September 30, 2023, respectively.
(e)Yield presented is calculated on the basis of amortized cost. The average amortized cost for securities available for sale was $42.4 billion and $44.5 billion for the nine months ended September 30, 2024, and September 30, 2023, respectively. Yield based on the fair value of securities available for sale was 2.85% and 2.01% for the nine months ended September 30, 2024, and September 30, 2023, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Noninterest Expense
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Personnel (a)	$670	$636	$663	$1,980	$1,986
Net occupancy	66	66	67	199	202
Computer processing	104	101	89	307	276
Business services and professional fees	41	37	38	119	124
Equipment	20	20	20	60	64
Operating lease expense	14	17	18	48	59
Marketing	21	21	28	61	78
Other expense	158	181	187	542	573
Total noninterest expense	$1,094	$1,079	$1,110	$3,316	$3,362
Average full-time equivalent employees (b)	16,805	16,646	17,666	16,734	17,880
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Salaries and contract labor	$408	$394	$415	$1,191	$1,250
Incentive and stock-based compensation	162	143	141	464	386
Employee benefits	99	98	106	323	308
Severance	1	1	1	2	42
Total personnel expense	$670	$636	$663	$1,980	$1,986

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Loan Composition
(Dollars in millions)

				Change 9/30/2024 vs.
	9/30/2024	6/30/2024	9/30/2023	6/30/2024	9/30/2023
Commercial and industrial (a)(b)	$52,774	$53,129	$57,606	(.7)%	(8.4)%
Commercial real estate:
Commercial mortgage	13,637	14,218	15,549	(4.1)	(12.3)
Construction	3,093	3,077	2,982	.5	3.7
Total commercial real estate loans	16,730	17,295	18,531	(3.3)	(9.7)
Commercial lease financing (b)	2,913	3,101	3,681	(6.1)	(20.9)
Total commercial loans	72,417	73,525	79,818	(1.5)	(9.3)
Residential — prime loans:
Real estate — residential mortgage	20,122	20,380	21,309	(1.3)	(5.6)
Home equity loans	6,555	6,729	7,324	(2.6)	(10.5)
Total residential — prime loans	26,677	27,109	28,633	(1.6)	(6.8)
Other consumer loans	5,338	5,514	6,105	(3.2)	(12.6)
Credit cards	914	930	988	(1.7)	(7.5)
Total consumer loans	32,929	33,553	35,726	(1.9)	(7.8)
Total loans (c), (d)	$105,346	$107,078	$115,544	(1.6)%	(8.8)%
(a)Loan balances include $219 million, $217 million, and $207 million of commercial credit card balances at September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
(b)Commercial and industrial includes receivables held as collateral for a secured borrowing of $261 million at September 30, 2024, $285 million at June 30, 2024 and no amounts held as collateral for a secured borrowing at September 30, 2023. Commercial lease financing includes receivables held as collateral for a secured borrowing of $3 million, $5 million, and $4 million at September 30, 2024, June 30, 2024, and September 30, 2023, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $272 million at September 30, 2024, $291 million at June 30, 2024, and $360 million at September 30, 2023, related to the discontinued operations of the education lending business.
(d)Accrued interest of $480 million, $487 million, and $522 million at September 30, 2024, June 30, 2024, and September 30, 2023, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 9/30/2024 vs.
	9/30/2024	6/30/2024	9/30/2023	6/30/2024	9/30/2023
Commercial and industrial	$250	$72	$47	247.2%	431.9%
Real estate — commercial mortgage	747	354	571	111.0	30.8
Real estate — residential mortgage	61	91	112	(33.0)	(45.5)
Total loans held for sale	$1,058	$517	$730	104.6%	44.9%

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	3Q24	2Q24	1Q24	4Q23	3Q23
Balance at beginning of period	$517	$228	$483	$730	$1,130
New originations	2,473	1,532	1,738	1,879	3,035
Transfers from (to) held to maturity, net	(16)	(1)	(105)	(31)	(94)
Loan sales	(1,889)	(1,234)	(1,893)	(2,095)	(3,312)
Loan draws (payments), net	(28)	(7)	4	—	(29)
Valuation and other adjustments	1	(1)	1	—	—
Balance at end of period	$1,058	$517	$228	$483	$730

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Average loans outstanding	$106,244	$108,961	$117,627	$108,738	$119,371
Allowance for loan and lease losses at the beginning of the period	$1,547	$1,542	$1,480	$1,508	$1,337
Loans charged off:
Commercial and industrial	131	86	62	279	139

Real estate — commercial mortgage	7	10	1	22	15
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	7	10	1	22	15
Commercial lease financing	—	6	—	6	—
Total commercial loans	138	102	63	307	154
Real estate — residential mortgage	—	1	—	2	1
Home equity loans	1	—	1	2	4
Other consumer loans	17	16	14	49	37
Credit cards	11	12	9	35	27
Total consumer loans	29	29	24	88	69
Total loans charged off	167	131	87	395	223
Recoveries:
Commercial and industrial	7	31	10	46	33

Real estate — commercial mortgage	1	1	—	2	1
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	1	1	—	2	1
Commercial lease financing	—	3	1	5	4
Total commercial loans	8	35	11	53	38
Real estate — residential mortgage	1	1	1	4	3
Home equity loans	1	—	1	2	3
Other consumer loans	2	2	2	6	7
Credit cards	1	2	1	4	4
Total consumer loans	5	5	5	16	17
Total recoveries	13	40	16	69	55
Net loan charge-offs	(154)	(91)	(71)	(326)	(168)
Provision (credit) for loan and lease losses	101	96	79	312	319
Allowance for loan and lease losses at end of period	$1,494	$1,547	$1,488	$1,494	$1,488

Liability for credit losses on lending-related commitments at beginning of period	$286	$281	$291	$296	$225
Provision (credit) for losses on lending-related commitments	(6)	4	2	(16)	68
Other	—	1	(3)	—	(3)
Liability for credit losses on lending-related commitments at end of period (a)	$280	$286	$290	$280	$290

Total allowance for credit losses at end of period	$1,774	$1,833	$1,778	$1,774	$1,778

Net loan charge-offs to average total loans	.58%	.34%	.24%	.40%	.19%
Allowance for loan and lease losses to period-end loans	1.42	1.44	1.29	1.42	1.29
Allowance for credit losses to period-end loans	1.68	1.71	1.54	1.68	1.54
Allowance for loan and lease losses to nonperforming loans	205	218	327	205	327
Allowance for credit losses to nonperforming loans	244	258	391	244	391

Discontinued operations — education lending business:
Loans charged off	$1	$1	$—	$3	$3
Recoveries	—	1	—	1	1
Net loan charge-offs	$(1)	$—	$—	$(2)	$(2)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	3Q24	2Q24	1Q24	4Q23	3Q23
Net loan charge-offs	$154	$91	$81	$76	$71
Net loan charge-offs to average total loans	.58%	.34%	.29%	.26%	.24%
Allowance for loan and lease losses	$1,494	$1,547	$1,542	$1,508	$1,488
Allowance for credit losses (a)	1,774	1,833	1,823	1,804	1,778
Allowance for loan and lease losses to period-end loans	1.42%	1.44%	1.40%	1.34%	1.29%
Allowance for credit losses to period-end loans	1.68	1.71	1.66	1.60	1.54
Allowance for loan and lease losses to nonperforming loans	205	218	234	263	327
Allowance for credit losses to nonperforming loans	244	258	277	314	391
Nonperforming loans at period end	$728	$710	$658	$574	$455
Nonperforming assets at period end	741	727	674	591	471
Nonperforming loans to period-end portfolio loans	.69%	.66%	.60%	.51%	.39%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.70	.68	.61	.52	.41

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Commercial and industrial	$365	$358	$360	$297	$214

Real estate — commercial mortgage	176	173	113	100	63
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	176	173	113	100	63
Commercial lease financing	—	1	1	—	1
Total commercial loans	541	532	474	397	278
Real estate — residential mortgage	87	77	79	71	72
Home equity loans	90	91	95	97	97
Other Consumer loans	4	4	4	4	4
Credit cards	6	6	6	5	4
Total consumer loans	187	178	184	177	177
Total nonperforming loans (a)	728	710	658	574	455
OREO	13	17	16	17	16
Nonperforming loans held for sale	—	—	—	—	—
Other nonperforming assets	—	—	—	—	—
Total nonperforming assets	$741	$727	$674	$591	$471
Accruing loans past due 90 days or more	$166	$137	$119	$107	$52
Accruing loans past due 30 through 89 days	184	282	242	222	178
Nonperforming assets from discontinued operations — education lending business	2	3	2	3	2
Nonperforming loans to period-end portfolio loans	.69%	.66%	.60%	.51%	.39%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.70	.68	.61	.52	.41

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	3Q24	2Q24	1Q24	4Q23	3Q23
Balance at beginning of period	$710	$658	$574	$455	$431
Loans placed on nonaccrual status	271	317	243	297	159
Charge-offs	(167)	(131)	(97)	(95)	(87)
Loans sold	(32)	(22)	(5)	(9)	(4)
Payments	(37)	(76)	(35)	(56)	(25)
Transfers to OREO	(1)	(1)	(2)	(2)	(3)
Loans returned to accrual status	(16)	(35)	(20)	(16)	(16)
Balance at end of period	$728	$710	$658	$574	$455

KeyCorp Reports Third Quarter 2024 Results
October 17, 2024

Line of Business Results
(Dollars in millions)

						Change 3Q24 vs.
	3Q24	2Q24	1Q24	4Q23	3Q23	2Q24	3Q23
Consumer Bank
Summary of operations
Total revenue (TE)	$814	$769	$757	$770	$775	5.9%	5.0%
Provision for credit losses	52	33	(2)	5	14	57.6	271.4
Noninterest expense	649	648	704	779	676	.2	(4.0)
Net income (loss) attributable to Key	86	67	41	(11)	65	28.4	32.3
Average loans and leases	38,332	39,174	39,919	40,763	41,610	(2.1)	(7.9)
Average deposits	86,431	85,397	84,075	83,557	82,683	1.2	4.5
Net loan charge-offs	54	45	44	40	36	20.0	50.0
Net loan charge-offs to average total loans	.56%	.46%	.44%	.39%	.34%	21.7	64.7
Nonperforming assets at period end	$195	$190	$196	$190	$190	2.6	2.6
Return on average allocated equity	10.34%	7.93%	4.69%	(1.28)%	7.42%	30.4	39.4

Commercial Bank
Summary of operations
Total revenue (TE)	$868	$770	$798	$804	$809	12.7%	7.3%
Provision for credit losses	41	87	102	96	68	(52.9)	(39.7)
Noninterest expense	445	432	442	526	433	3.0	2.8
Net income (loss) attributable to Key	300	207	205	150	240	44.9	25.0
Average loans and leases	67,452	69,248	70,633	72,713	75,598	(2.6)	(10.8)
Average loans held for sale	998	522	840	635	1,268	91.2	(21.3)
Average deposits	58,696	57,360	56,331	58,196	56,078	2.3	4.7
Net loan charge-offs	99	64	37	35	35	54.7	182.9
Net loan charge-offs to average total loans	.58%	.37%	.21%	.19%	.18%	56.8	222.2
Nonperforming assets at period end	$546	$537	$478	$401	$281	1.7	94.3
Return on average allocated equity	11.98%	8.31%	8.24%	5.88%	9.11%	44.2	31.5
TE = Taxable Equivalent

Selected Items Impact on Earnings(a)
(Dollars in millions, except per share amounts)
	Pretax(b)	After-tax at marginal rate(b)(c)
Quarter to date results	Amount	Net Income	EPS(d)
Three months ended September 30, 2024
Loss on sale of securities (other income)	$(918)	$(737)	$(0.77)
FDIC special assessment (other expense)(d)	6	5	—
Three months ended June 30, 2024
FDIC special assessment (other expense)(e)	(5)	(4)	—
Three months ended March 31, 2024
FDIC special assessment (other expense)(e)	(29)	(22)	(0.02)
Three months ended December 31, 2023
Efficiency related expenses(f)	(67)	(51)	(0.05)
Pension settlement (other expense)	(18)	(14)	(0.02)
FDIC special assessment (other expense)(e)	(190)	(144)	(0.15)
Three months ended September 30, 2023
No items

(a)Includes items impacting results or trends during the period but are not considered non-GAAP adjustments.
(b)Favorable (unfavorable) impact.
(c)After-tax loss on sale of securities adjusted to reflect impact of GAAP accounting for income taxes in interim periods, with related adjustments to be required in the fourth quarter of 2024.
(d)Impact to EPS reflected on a fully diluted basis.
(e)In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC’s deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. In late February 2024, the FDIC provided updated estimates on the uninsured deposit losses and recoverable assets related to the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the additional expense related to the revised special assessment during the first quarter of 2024. Amounts reflected for both the three-months ended June 30, 2024, and September 30, 2024, represent adjustments from initial estimates based on quarterly invoices received from the FDIC.
(f)Efficiency related expenses for the three-months ended December 31, 2023, consist primarily of $39 million of severance recorded in personnel expense and $24 million of corporate real estate related rationalization and other contract termination or renegotiation costs recorded in other expense.